Exhibit 99.3

Walter Industries Announces First-Quarter and Full-Year 2005 Earnings
Expectations

TAMPA, Fla., Feb. 22 /PRNewswire-FirstCall/ -- Walter Industries, Inc. (NYSE:
WLT) today announced first-quarter and full-year 2005 earnings expectations.

Based on current business forecasts and anticipated market conditions, the Company expects to generate full-year 2005 earnings in the range of $2.20 to $2.80 per diluted share. Expectations for first-quarter earnings are in the range of $0.25 to $0.33 per diluted share. These expectation ranges reflect the adoption of Emerging Issues Task Force Issue No. 04-8 ("EITF 04- 8") in December 2004, which requires that the dilutive effect of the Company's $175 million contingent convertible senior subordinated notes be included in calculating diluted earnings per share using the "if converted" method.

The range of full-year expectations reflects sensitivity in the coal business related to potential production and transportation issues, and the ability to achieve significant, attractively priced spot sales of metallurgical coal. Also, U.S. Pipe's margins are heavily impacted by scrap raw material costs, which have been volatile and difficult to predict.

Key factors driving the Company's earnings expectations:

* Significantly higher metallurgical coal pricing, especially in the third and fourth quarters of 2005, as well as higher coke and ductile iron pipe prices, are expected to drive increases in revenues and operating income at Jim Walter Resources, Sloss and U.S. Pipe, respectively.

* Jim Walter Resources is expecting seven longwall moves to occur throughout the year, including three moves in the first quarter, which will impact production volume and temporarily increase extraction costs per ton. Also, less than optimal geologic conditions within Mine No. 5 could negatively impact production and operating results as its remaining coal reserves have become more costly and difficult to extract.

* Financing is expected to continue its solid operating performance in 2005, however, a lower overall mortgage portfolio balance and slowing prepayment income is expected to negatively impact operating income.

* Unit completions and margins at Homebuilding are expected to improve during 2005. However, given the long cycle times in the business, a profitable run rate is not anticipated until the latter part of 2005.

* First-quarter expectations reflect seasonality in volumes, primarily at U.S. Pipe and Homebuilding.

Earnings Announcement and Conference Call Webcast

Walter Industries Chairman and CEO Don DeFosset and members of the Company's leadership team will discuss fourth-quarter and full-year 2004 results, the outlook for 2005 and other general business matters on a conference call and live Webcast to be held on Wednesday, February 23, 2005, at 10:00 a.m. Eastern time. To listen to the event live or in archive, visit the Company Web site at http://www.walterind.com .

Walter Industries, Inc. is a diversified company with annual revenues of $1.5 billion. The Company is a leader in affordable homebuilding, related financing, and water transmission products, and is a significant producer of high-quality metallurgical coal for worldwide markets. Based in Tampa, Florida, the Company employs approximately 5,000 people. For more information about Walter Industries, please call Joe Troy, Senior Vice President-Financial Services at
(813) 871-4404, or visit the Company Web site at http://www.walterind.com .

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Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital market, and general changes in economic conditions. Risks associated with forward-looking statements are more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no duty to update its outlook statements as of any future date.

SOURCE  Walter Industries, Inc.
    -0-                             02/22/2005
    /CONTACT: Joe Troy, Senior Vice President-Financial Services, Walter Industries, Inc., +1-813-871-4404/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20020429/FLM010LOGO-c
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.walterind.com /